EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 15, 1998, with respect to the consolidated financial statements of Charles W. Carter Co. -- Los Angeles included in the Registration Statement (Form S-1 No. 333-50447) and related Prospectus of Transportation Components, Inc. for the registration of 5,500,000 shares of its common stock.

                                                         ERNST & YOUNG LLP

Los Angeles, California
May 28, 1998